Exhibit 99

NEWS RELEASE
For further information, contact
Kent Henschen, Director –
Corporate Communications
Tel: 414-768-4626 Fax: 414-768-4474

khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS

FOR THE QUARTER ENDED MARCH 31, 2008

South Milwaukee, Wisconsin – April 24, 2008—Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter ended March 31, 2008.

Operating Results

The net assets acquired and results of operations of DBT GmbH (“DBT”) since the May 4, 2007 date of acquisition are included in Bucyrus’ financial information presented below. As a result, the financial results for the first quarter of 2008 are not necessarily comparative to the results for the first quarter of 2007 and may not be indicative of future results. Bucyrus now has two reportable segments: surface mining and underground mining. Prior to the acquisition of DBT, all of Bucyrus’ operations were in surface mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarters ended March 31,
	2008	2007
	(Dollars in thousands, except per share amounts)
Sales	$516,981	$190,361
Cost of products sold	375,396	138,283

Gross profit	141,585	52,078
Selling, general and administrative expenses	59,481	21,118
Research and development expenses	8,151	2,548
Amortization of intangible assets	6,421	446

Operating earnings	67,532	27,966

Interest expense—net	5,914	1,237
Other expense	767	265

Earnings before income taxes	60,851	26,464
Income tax expense	19,770	8,601

Net earnings	$41,081	$17,863

Net earnings per share:

	Quarters ended March 31,
	2008	2007
	(Dollars in thousands, except per share amounts)
Basic:
Net earnings per share	$1.11	$.57
Weighted average shares	37,170,129	31,330,272
Diluted:
Net earnings per share	$1.09	$.57
Weighted average shares	37,602,579	31,607,977

Other Financial Data:
EBITDA (1)	$82,938	$32,160

Non-cash stock compensation expense (2)	$1,822	$1,692
Severance expenses (3)	280	473
Loss on sale of fixed assets (4)	560	95
Inventory fair value adjustment charged to cost of products sold (5)	8,859	—

	$11,521	$2,260

(1)	EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America (“GAAP”) as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects severance and early retirement expenses for personnel changes in the ordinary course.
(4)	Reflects losses on the sale of fixed assets in the ordinary course.
(5)	In connection with the acquisition of DBT, inventories purchased were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.

EBITDA Reconciliation (Unaudited)

	Quarters ended March 31,
	2008	2007
	(Dollars in thousands)
Net earnings	$41,081	$17,863
Interest expense - net	5,914	1,237
Income tax expense	19,770	8,601
Depreciation	8,985	3,748
Amortization	7,188	711

EBITDA	82,938	32,160

	Quarters ended March 31,
	2008	2007
Changes in assets and liabilities	91,634	(15,057)
Non-cash stock compensation expense	1,822	1,692
Loss on sale of fixed assets	560	95
Interest expense—net	(5,914)	(1,237)
Income tax expense	(19,770)	(8,601)

Net cash provided by operating activities	$151,270	$9,052

Consolidated Balance Sheets (Unaudited)

	March 31, 2008	December 31, 2007
	(Dollars in thousands)
Assets
Cash and cash equivalents	$176,598	$61,112
Receivables-net	423,341	416,584
Inventories—net	538,856	494,425
Deferred income taxes	37,117	33,630
Prepaid expenses and other	46,450	41,038

Total current assets	1,222,362	1,046,789

Goodwill	324,443	317,238
Intangible assets-net	239,473	245,836
Deferred income taxes	11,103	3,498
Other assets	41,620	44,448

Total other assets	616,639	611,020

Property, plant and equipment—net	428,864	410,403

Total assets	$2,267,865	$2,068,212

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$312,706	$295,972
Liabilities to customers on uncompleted contracts and warranties	290,661	158,390
Income taxes	62,473	55,086
Current maturities of long-term debt and other short-term obligations	8,641	9,348

Total current liabilities	674,481	518,796

	March 31, 2008	March 31, 2007
Postretirement benefits	16,413	16,007
Deferred income taxes	53,900	50,920
Pension and other	154,165	144,918

Total long-term liabilities	224,478	211,845

Long-term debt, less current maturities	516,823	526,721

Common stockholders’ investment	852,083	810,850

Total liabilities and common stockholders’ investment	$2,267,865	$2,068,212

Segment Information (Unaudited)

Quarter ended March 31, 2008

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$284,058	$54,344	$4,592	$15,589	$885,597
Underground mining	232,923	19,249	10,814	5,596	1,382,268

Total operations	516,981	73,593	15,406	21,185	2,267,865
Corporate	—	(6,061)	—	—	—

Consolidated total	$516,981	67,532	15,406	$21,185	$2,267,865

Interest expense—net		5,914
Other expense		767	767

Earnings before income taxes		$60,851	$16,173

Quarter ended March 31, 2007

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$190,361	$27,966	$4,194	$14,823	$627,751
Underground mining	N/A	N/A	N/A	N/A	N/A

Total operations	190,361	27,966	4,194	14,823	627,751
Corporate	N/A	N/A	N/A	N/A	N/A

Consolidated total	$190,361	27,966	4,194	$14,823	$627,751

Interest expense—net		1,237
Other expense		265	265

Earnings before income taxes		$26,464	$4,459

Sales consisted of the following:

	Quarters ended March 31,
	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$143,008	$78,370	82.5%
Aftermarket parts and service	141,050	111,991	25.9%

	284,058	190,361	49.2%

Underground mining:
Original equipment	141,116	N/A
Aftermarket parts and service	91,807	N/A

	232,923	N/A

Total:
Original equipment	284,124	78,370	262.5%
Aftermarket parts and service	232,857	111,991	107.9%

	$516,981	$190,361	171.6%

The overall increase in surface mining sales was attributable to the strong global demand for Bucyrus’ products and services, which continues to be driven by high international commodity prices and strong markets for commodities mined by Bucyrus machines. Surface mining original equipment sales for the first quarter of 2008 increased in all three product lines compared to the first quarter of 2007. Surface mining aftermarket parts and service sales for the first quarter of 2008 increased in nearly all worldwide markets compared to the first quarter of 2007. The expansion of Bucyrus’ South Milwaukee, Wisconsin surface mining facilities was substantially complete as of March 31, 2008, which will allow for annual shovel production capacity of 24 machines and almost doubled manufactured parts capacity from 2006 levels. Underground mining sales for the first quarter of 2008 decreased from the third and fourth quarters of 2007 primarily due to the timing of new orders in 2007.

Gross profit for the first quarter of 2008 was $141.6 million, or 27.4% of sales, compared to $52.1 million, or 27.4% of sales, for the first quarter of 2007. Gross profit for the first quarter of 2008 was reduced by $8.7 million of amortization of purchase accounting adjustments as a result of the acquisition of DBT in 2007, which had the effect of reducing gross margin for the first quarter of 2008 by 1.7 percentage points. The increase in gross profit was primarily due to the acquisition of DBT and increased surface mining sales. For the first quarter of 2008, gross margins on surface mining original equipment and aftermarket parts and services were improved from the first quarter of 2007; however, overall gross margin was negatively impacted by the sales mix of lower margin original equipment and higher margin aftermarket parts and services. Gross margin on underground mining equipment for the first quarter of 2008 was improved from the last two quarters of 2007 primarily due to 2008 sales consisting of a larger percentage of higher margin aftermarket parts and services.

Selling, general and administrative expenses for the first quarter of 2008 were $59.5 million, or 11.5% of sales, compared to $21.1 million, or 11.1% of sales, for the first quarter of 2007. This increase was primarily due to the acquisition of DBT.

Operating earnings were as follows:

	Quarters ended March 31,
	2008	2007	% Change
	(Dollars in thousands)
Surface mining	$54,344	$27,966	94.3%
Underground mining	19,249	N/A	N/A

Total operations	73,593	27,966	163.2%
Corporate	(6,061)	N/A	N/A

Consolidated total	$67,532	$27,966	141.5%

The increase in operating earnings for the first quarter of 2008 was primarily due to the acquisition of DBT and increased gross profit resulting from increased surface mining sales volume. Operating earnings for underground mining operations were reduced by purchase accounting adjustments related to the acquisition of DBT of $14.3 million for the first quarter of 2008.

Net interest expense for the first quarter of 2008 was $5.9 million compared to $1.2 million for the first quarter of 2007. The increase in net interest expense in 2008 was due to increased debt levels related to the financing of the acquisition of DBT.

Net earnings for the first quarter of 2008 were $41.1 million, or $1.11 per share, compared to $17.9 million, or $0.57 per share, for the first quarter of 2007. Net earnings were reduced (increased) by amortization of purchase accounting adjustments related to the acquisition of DBT as follows:

Quarter ended March 31, 2008
(Dollars in thousands)
Inventory fair value adjustment charged to cost of product sold	$8,859
Amortization of intangible assets	5,796
Depreciation of fixed assets	(355)

Operating earnings	14,300
Income tax expense	4,782

$9,518

Total

EBITDA was as follows:

	Quarters ended March 31,
	2008	2007	% Change
	(Dollars in thousands)
EBITDA	$82,938	$32,160	157.9%
EBITDA as a percent of sales	16.0%	16.9%	(5.3%)

EBITDA is defined as net earnings before interest income, interest expense, income taxes, depreciation and amortization. EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on sales of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the Other Financial Data table beneath the Consolidated Condensed Statements of Earnings. EBITDA is a measurement not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. For a reconciliation of net earnings as reported in the Unaudited Consolidated Statements of Earnings to EBITDA and a reconciliation of net cash provided by operating activities as reported in the Unaudited Consolidated Statements of Cash Flows to EBITDA, see the EBITDA Reconciliation table above.

Capital expenditures the first quarter of 2008 were $21.2 million, which included $7.5 million related to Bucyrus’ expansion of its South Milwaukee facilities. At Bucyrus’ Annual Meeting of Stockholders today, Chief Executive Officer Tim Sullivan reaffirmed that the Board of Directors had previously approved an additional $45 million for the completion of renovations at Bucyrus’ South Milwaukee, Wisconsin facility. Bucyrus’ capital expenditures for 2008 are expected to be between $90 million and $100 million, including this expenditure.

Backlog as of March 31, 2008 and December 31, 2007, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	March 31, 2008	December 31, 2007	% Change
	(Dollars in thousands)
Surface mining:
Total	$1,136,222	$804,781	41.2%
Next 12 months	$741,557	$579,448	28.0%

Underground mining:
Total	$881,042	$636,473	38.4%
Next 12 months	$744,013	$551,923	34.8%

Total:
Total	$2,017,264	$1,441,254	40.0%
Next 12 months	$1,485,570	$1,131,371	31.3%

A portion of the surface mining backlog as of March 31, 2008 and December 31, 2007 was related to multi-year contracts that will generate revenue in future years.

New orders related to surface mining operations for the first quarter of 2008 were $260.8 million and $354.7 million for original equipment and aftermarket parts and service sales, respectively. Included in surface mining aftermarket parts and service new orders was $209.8 million related to multi-year contracts that will generate revenue in future years. New orders related to underground mining operations for the first quarter of 2008 were $353.1 million and $124.4 million for original equipment and aftermarket parts and service sales, respectively.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, April 25, 2008. Interested parties should call (888) 680-0869 ((617) 213-4854 for international callers), participant passcode 62401991. A replay of the call will be available until May 9, 2008 at (888) 286-8010 ((617) 801-6888 internationally), passcode 81117705. The conference call will also be available as a web cast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until May 25, 2008.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	the ability to attract and retain skilled labor;

•	production capacity;

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, interest rates, customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the highly competitive nature of the mining industry;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at Bucyrus, its customers, suppliers or providers of transportation;

•	the ability to satisfy under-funded pension obligations;

•	the ability to effectively and efficiently integrate the operations of DBT and to realize expected levels of sales and profit from this acquisition;

•	potential risks, material weaknesses in financial reporting and liabilities of DBT unknown to Bucyrus;

•	dependence on the commodity price of coal and other conditions in the coal markets;

•	reliance on significant customers;

•	experience in the underground mining business, which is less than some of Bucyrus’ competitors; and

•	increased levels of debt and debt service obligations relating to the acquisition of DBT.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2007 Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.